UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

HUGHES SATELLITE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	333-179121	45-0897865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

 (303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On July 20, 2016, EchoStar Corporation (“EchoStar”) issued a press release announcing that on July 20, 2016, its subsidiary Hughes Satellite Systems Corporation (“HSSC”), placed an offering of $750 million aggregate principal amount of 5.250% Senior Secured Notes due 2026 at an issue price of 100.0%  (the “Secured Notes”) and $750 million aggregate principal amount of 6.625% Senior Notes due 2026 at an issue price of 100.0% (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). The Notes will mature on August 1, 2026. Interest on the Notes will be paid on February 1 and August 1 of each year, commencing on February 1, 2017.  The net proceeds of the offering are intended to be used for capital expenditures, working capital and other general corporate purposes.

HSSC placed the Notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not be and have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  Neither EchoStar nor HSSC undertakes any obligation to update forward-looking statements.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated July 20, 2016 issued by EchoStar Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

HUGHES SATELLITE SYSTEMS CORPORATION

Date: July 20, 2016	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press release dated July 20, 2016 issued by EchoStar Corporation